EXHIBIT 3.33

Articles of Organization

of

Meritage Homes Operating Company, LLC

1. The name of the limited liability company is Meritage Homes Operating Company, LLC.

2. The address of the company’s known place of business in Arizona is 17851 North 85th Street, Suite 300, Scottsdale, AZ 85255.

3. The name and street address of the statutory agent of the company is CT Corporation System, 2394 East Camelback Road, Phoenix, AZ 85016.

4. Management of the limited liability company is vested in a manager or managers. The name and address of each person who is manager of the limited liability company is Meritage Holdings, L.L.C., a Texas limited liability company, 17851 North 85th Street, Suite 300, Scottsdale, AZ 85255.

5. The name and address of each person who is a member owning a twenty percent (20%) or greater interest in the capital or profits of the limited liability company is Meritage Homes of Texas, L.P., an Arizona limited partnership, 17851 North 85th Street, Suite 300, Scottsdale, AZ 85255.

Dated: June 14, 2007	/s/ C. Timothy White
Name: C Timothy White
Organizer

Acceptance of Appointment

By Statutory Agent

The undersigned hereby acknowledges and accepts the appointment as statutory agent by Meritage Homes Operating Company, an Arizona LLC, effective this 14th day of June, 2007.

CT Corporation System
2394 E. Camelback Road
Phoenix, AZ 85016

/s/ Maria Ozaeta
Name: Maria Ozaeta, Vice President

Articles of Merger

of

Meritage Homes Operating Company, L.P.

with and into

Meritage Homes Operating Company, LLC

1. The names of the business entities that are parties to the merger are as follows. The name of the surviving business entity is Meritage Homes Operating Company, LLC, an Arizona limited liability company (the “Surviving Business Entity”). The name of the merging business entity is Meritage Homes Operating Company, L.P., a Texas limited partnership (the “Merging Business Entity”). The Surviving Business Entity and the Merging Business Entity shall be referred to herein as the “Constituent Business Entities.”

2. The plan of merger is on file at 17851 North 85th Street, Suite 300, Scottsdale, Arizona 85255, the principal place of business of the Surviving Business Entity. A copy of the plan of merger will be furnished by the Surviving Business Entity upon request, without cost, to any person who holds an interest in a Constituent Business Entity.

3. Each Constituent Business Entity approved the plan of merger in the manner provided by law.

4. These Articles of Merger are effective June 30, 2007 at 12:01 a.m. Mountain Standard time.

IN WITNESS WHEREOF, the undersigned have executed these Articles of Merger as of this 28th day of June, 2007.

MERITAGE HOMES OPERATING COMPANY, LLC

By:	Meritage Holdings, L.L.C.
Its:	Manager

By:	Meritage Homes of Texas L.P.
Its:	Sole Member

By:	Meritage Homes of Texas GP, Inc.
Its:	General Partner

By:	/s/ C Timothy White
Name:	C. Timothy White
Title:	Executive Vice President, General Counsel and Secretary

By:	/s/ Larry W. Seay
Name:	Larry W. Seay
Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

MERITAGE HOMES OPERATING COMPANY, L.P.

By:	Meritage Holdings, L.L.C.
Its:	General Partner

By:	Meritage Homes of Texas L.P.
Its:	Sole Member

By:	Meritage Homes of Texas GP, Inc.
Its:	General Partner

By:	/s/ C. Timothy White
Name:	C. Timothy White
Title:	Executive Vice President, General Counsel and Secretary

By:	/s/ Larry W. Seay
Name:	Larry W. Seay
Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary